Exhibit 10.1

SETTLEMENT AND RELEASE AGREEMENT
THIS SETTLEMENT AND RELEASE AGREEMENT (this “Agreement”) is made between Symantec Corporation (“Symantec”) on the one hand, and Rainmaker Systems, Inc. (“Company” and together with the Symantec, the “Parties”), on the other hand.
This Agreement is made in reference to the following facts:
WHEREAS, as of the date hereof, the Company owes an outstanding debt to Symantec in the amount of at least $[****] pursuant to the Master Services Agreement between the Parties, effective as of June 29, 2006 (“Master Services Agreement”), and the Symantec Online Store Agreement for SMB and Midmarket Business between the Parties, effective as of June 30, 2010 (the amount of $[****] so owing being herein referred to as the “Symantec Claim”). For the avoidance of doubt, the parties acknowledge that the Company may owe Symantec amounts in excess of $[****]; any such excess amounts are herein referred to as the “Additional Amount” and are not included in the Symantec Claim.
WHEREAS, as of the date hereof, Symantec owes an outstanding debt to the Company in the amount of $[****] pursuant to the Statement of Work to the Master Services Agreement for Transition Services, effective March 31, 2014, and the Statement of Work to the Symantec Online Store Agreement for Transition Services, effective March 31, 2014 (the “Company Claim”).
WHEREAS, there is accordingly a net amount payable by the Company to Symantec of $[****] (the “Net Amount Payable”) as of the date hereof.
WHEREAS, Symantec and the Company desire to settle the Symantec Claim and the Company Claim.
NOW, THEREFORE, AND IN CONSIDERATION OF THE MUTUAL PROMISES AND RELEASES CONTAINED HEREIN, THE PARTIES HEREBY AGREE AS FOLLOWS:
1.Settlement.
a.    Symantec will accept payment of the following dollar amount, as applicable, in full and final satisfaction of the Symantec Claim: (i) [****]% of the Net Amount Payable if such payment is received by Symantec on or before June 2, 2014, and (ii) [****]% of the Net Amount Payable if such payment is received by Symantec after June 2, 2014, but on or before July 15, 2014 (the dollar amount referenced in the preceding clause (i) or (ii), as applicable, the “Settlement Payment”). In the event that the Company or any of its subsidiaries borrows an amount resulting in net proceeds to the Company of more than of the Settlement Payment in secured loans from one or more third parties, or obtains commitments from one or more third parties for such loans (a “Qualified Secured Financing”) on or before July 15, 2014, the Company shall promptly pay the Settlement Payment to Symantec. In the event that a Qualified Secured Financing is not completed on or before July 15, 2014, the Company shall have the right, but not the obligation, to pay the Settlement Payment to Symantec in full and final satisfaction of the Symantec Claim. If the Company does not pay the Settlement Payment to Symantec on or before July 15, 2014, this Agreement shall be void and of no further force and effect. For the avoidance of doubt, the payment of the Settlement Payment shall not satisfy the Company’s obligation to pay any Additional Amount, which shall remain payable by the Company.

[****] = Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Exhibit 10.1

b.    Upon payment of the Settlement Payment to Symantec, the Company shall also apply an amount of $[****] as a credit to Symantec against the Company Claim, and the amount payable by Symantec pursuant to the Statement of Work to the Master Services Agreement for Transition Services, effective March 31, 2014, and the Statement of Work to the Symantec Online Store Agreement for Transition Services, effective March 31, 2014, will be automatically reduced to $0 (zero).
c.    The Company agrees that the treatment of the Symantec Claim hereunder is, and will through July 15, 2014 be, no less favorable in terms of percentage cash payment than the percentage cash payment made by the Company in settlement of other material unsecured claims. Accordingly, if the Company enters into any agreement providing for the satisfaction, settlement or repayment of any unsecured liabilities that are (a) more than 60 days past due and (b) in an amount (prior to such agreement) of $250,000 in aggregate payable to any one party (or group of related parties), for an amount equal to more than [****]% of the amount thereof prior to such agreement (or, if after June 2, 2014, [****]% of the amount thereof prior to such agreement), then in addition to payment of the Settlement Payment described above, the Company will promptly pay to Symantec an amount equal to the product of (a) the amount of the Symantec Claim, multiplied by (b) (i) the percentage of the amount of such unsecured liability paid in satisfaction thereof, minus (ii) [****]% (if on or before June 2, 2014) or [****]% (if after June 2, 2014).
2.    Release.
a.    Effective on the payment of the Settlement Payment, the Company, on behalf of itself, its directors and officers, equity holders, agents and any other entity or person claiming by or through it or them (collectively, the “Company Releasing Parties”), hereby releases and discharges to the fullest extent permitted by applicable law, Symantec and each of its subsidiaries, affiliates, shareholders, successors, assigns, predecessors, employees, insurers, attorneys, agents, officers and directors, and all entities or persons acting by, through, under or in concert with any of them or that might be claimed to be jointly or severally liable with them (hereinafter collectively referred to as the “Symantec Released Parties”) from any and all claims which any of the Company Releasing Parties now has or has ever had against the Symantec Released Parties. This release shall not include claims to enforce the terms of this Agreement; affirmative defenses available to the Company in a subsequent lawsuit or any similar legal proceeding; or claims first arising after March 31, 2014 pursuant to the Master Services Agreement or the Symantec Online Store Agreement for SMB and Midmarket Business between the Parties, effective as of June 30, 2010.
b.    The Company represents and warrants that, as of the date of this Agreement that there has been (and as of the date of the Settlement Payment there will have been) no assignment or other transfer of any interest in the claims released in paragraph 2.a.
c.    The Company acknowledges that it has carefully read and fully understands the provisions of paragraph 2.a above. The Company further acknowledges that it agrees to this general release knowingly and voluntarily and without duress, coercion or undue influence. The Company further agrees that should it file a lawsuit in court or commence any similar legal proceeding that is found to be barred in whole or part by this general release, or take any position or assert any claim that is inconsistent with this general release, it will pay the legal

[****] = Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Exhibit 10.1

fees incurred by or on behalf of the applicable Symantec Released Party in defending those claims found to be barred or responding to any such inconsistent position or claim.
d.    In connection with the releases contained in paragraph 2.a above, the Company (on its own behalf and on behalf of each of the Company Releasing Parties) waives all rights it has or may have under any applicable state law, statute or ordinance, as well as under any other common law principles of similar effect, which prohibits the waiver of unknown claims, including California Civil Code Section 1542, which provides as follows:
A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.
The Company (on its own behalf and on behalf of each of the Company Releasing Parties) acknowledges that it has had the opportunity to he advised by its legal counsel with respect to, and is familiar with, the provisions of California Civil Code Section 1542.
3.    Bankruptcy Matters. In the event that (1) a bankruptcy, liquidation, receivership, assignment for the benefit of creditors, or similar proceeding (each a “Proceeding”) is commenced by or against or with respect to the Company prior to the date ninety-one days following the date of this Agreement, and (2) Symantec is required to disgorge the Settlement Payment, then the Symantec shall be entitled to assert a claim in the Proceeding in the full amount of the Symantec Claim and the Company shall not contest such claim.
4.    Agreement Not to Enforce Symantec Claim. Symantec agrees not to bring any lawsuit or other proceeding to collect or enforce the Symantec Claim prior to July 15, 2014 unless (a) the Company breaches any provision of this Agreement or contests or disputes the Symantec Claim (or the amount thereof), or (b) the Company commences, or is the subject of, a Proceeding.
5.    Disclosure. Without the prior written consent of Symantec, neither the Company nor any of its officers, directors, agents or representatives will disclose to any person any of the terms of this Agreement, or any information with respect to this Agreement, except (a) to lenders and potential financing sources that are required to maintain the confidentiality of such information pursuant to written confidentiality or non-disclosure agreements with the Company, and (b), as required by applicable law, regulation, stock exchange or stock market requirement, or legal process, but only after prior notice to Symantec setting forth the proposed disclosure and providing Symantec with a reasonable opportunity to review and comment on such disclosure, and provided that, to the extent permitted by law, the Company will not disclose the percentages set forth in Section 1.a (but may disclose the Settlement Amount after payment thereof), and will not file this Agreement as an exhibit to any filing with the Securities and Exchange Commission until the Form 10-Q for the quarter ending June 30, 2014 (and will then seek confidential treatment for such percentages).
6.    Further Assurances. Each of the Parties to this Agreement, without further consideration, shall execute and deliver such other documents and take such other action as may be reasonably requested by the other party hereto to effect the terms of this Agreement.

[****] = Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Exhibit 10.1

7.    Representations. Each Party represents and warrants that:
(i)    it has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder.
(ii)    This Agreement has been duly executed and delivered by such Party and constitutes a valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).
(iii)    Neither the execution, delivery or performance of this Agreement by such Party nor the consummation by such Party of the transactions contemplated hereby shall (w) conflict with or violate any provision of the organizational documents of such Party, (x) result in any breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under any instrument, contract or other agreement to which such Party is a party or by which such Party or any property or asset of such Party is bound or affected, (y) require such Party to obtain any consent, approval or action of, or make any filing with or give any notice to, any governmental authority or any other entity or person pursuant to any instrument, contract or other agreement to which such Party is a party or by which such Party is bound, or (z) violate any law applicable to such Party.
8.    Applicable Law. This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of California, without giving effect to any choice of law or conflicts of law provision. The Parties consent to the exclusive jurisdiction of, and venue in, the state courts in Santa Clara County in the State of California (or in the event of federal jurisdiction, the courts of the Northern District of California) with respect to resolution of any dispute arising out of this Agreement.
9.    Entire Agreement. This Agreement constitutes the entire agreement between Symantec and the Company concerning the subject matter of this Agreement and supersedes all prior negotiations and agreements concerning the subject matter of this Agreement, whether written or oral. This Agreement may not be altered or amended except by an instrument in writing executed by both Parties.
10.    Successors. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of each party hereto, but no rights or obligations hereunder shall be assignable by any party hereto without the prior written consent of the other Parties hereto; provided, however, that the Company may assign this Agreement to a successor in interest upon a merger, acquisition, reorganization, change of control or sale of all or substantially all of the assets of the Company without the prior written consent of Symantec.
11.    Execution of Counterparts. This Agreement may be executed in any number of identical counterparts, each of which, shall be deemed an original and all of which shalt constitute, collectively, one Agreement. Executed signature pages to this Agreement may be delivered via facsimile, and such delivery shall be fully effective as if the original had been delivered.

[****] = Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Exhibit 10.1

12.    Severability. Should any provision of this Agreement be held by any court of competent jurisdiction to be illegal, invalid or unenforceable for any reason, then the remaining portions of this Agreement will nonetheless remain in full force and effect, unless such portion of the Agreement is so material that its deletion would violate the obvious purpose and intent of the Parties, The Parties understand and agree that they have had the opportunity to be represented by counsel of their choice, and that they have not relied upon the statements or advice of the other party, its agents, counsel or employees.
13.    Construction. The language used in this Agreement shall be deemed to be the language chose by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party. The titles, captions or headings in this Agreement are included for convenience of reference only and shall not constitute as a part of this Agreement.
14.    Notices. Any notice or communication required or permitted to be given hereunder will be in writing and addressed to the respective Party (and its counsel) set forth below its signature hereunder, or to such other address as the Party may designate in writing.
15.    Attorneys’ Fees. The Parties will bear their own respective attorneys’ fees and costs incurred with respect to this Agreement and any prior legal matters between them. In the event, however, that legal action is filed to enforce the provisions of this Agreement, the prevailing party shall be entitled to an award of attorneys’ fees and expenses reasonably incurred in the action. For this purpose, attorneys’ “fees and expenses” includes, without limitation, the fees and expenses of attorneys, paralegal or legal assistants and experts and consultants for the prevailing party and all other fees and expenses that counsel for the prevailing party incurs in the course of representation of the prevailing party in anticipation of and/or during the course of the action, whether or not otherwise recoverable as “attorneys’ fees” or as “costs” under applicable law.

IN WITNESS WHEREOF, Symantec and the Company have executed this Settlement and Release Agreement on the dates indicated below.
SYMANTEC CORPORATION    RAINMAKER SYSTEMS, INC.

By:         By:
Name:         Name:
Title:         Title:
Date:         Date:

[****] = Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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